Exhibit 10.36

SECURITIES PURCHASE AGREEMENT dated as of September 7, 2006 (the “Agreement”), between HEXION LLC, a Delaware limited liability company (the “Buyer”), and JEFFREY M. NODLAND, an individual with his principal place of residence at 66 West Bracebridge Circle, The Woodlands, Montgomery, TX 77382 (the “Seller”).

WHEREAS, the Seller currently holds, among other interests, vested options (the “Options”) to acquire 85,599.74 equity units of the Buyer (“Units”), and the Seller and the Buyer desire that such Options shall be repurchased and terminated upon the terms and conditions specified herein.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1. Repurchase and Termination of Options.

The Seller currently holds the Options free and clear of all liens (statutory or otherwise), pledges, mortgages, deeds of trust, security interests, charges, options, rights of first refusal, transfer restrictions or encumbrances (collectively, “Liens”). All of the Options are hereby terminated. Except as provided in the next sentence, the Seller shall have no further right with respect to the Options (including any right under or pursuant to any written agreement evidencing one or more of such Options or with respect to the termination of such Options). In consideration of such termination, the Buyer shall, on the terms and subject to the conditions of this Agreement, at the Closing pay to the Seller $1,199,252.41 (the “Consideration”), subject to required tax withholding (such tax withholding amount estimated to be approximately $317,203).

Section 2. Manner of Payment; Conditions to Closing; Closing.

2.1 At the Closing, the Buyer shall pay or cause to be paid to the Seller the Consideration, subject to required tax withholding, by bank check or in immediately available United States funds to an account designated by the Seller at, or prior to, the Closing.

2.2 The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the prior satisfaction or waiver of the following conditions:

a. All of the representations and warranties of the Buyer set forth in this Agreement shall be true and correct in all respects.

b. The Buyer shall have performed all of its obligations required to be performed at or prior to the Closing pursuant to this Agreement.

2.3 The obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject to the prior satisfaction or waiver of the following conditions:

a. All of the representations and warranties of the Seller set forth in this Agreement shall be true and correct in all respects.

b. The Seller shall have performed all of his obligations required to be performed at or prior to the Closing pursuant to this Agreement.

c. The Seller shall have entered into a definitive separation agreement with Hexion Specialty Chemicals, Inc, a New Jersey corporation (“INC”), on terms acceptable to the Buyer, and shall be in compliance with all terms of the separation agreement.

d. The transactions contemplated by this Agreement (including the repurchase and termination of the Options and the payment of the Consideration) shall be permitted under the financing documents to which the Buyer and/or INC is a party.

2.4 The closing (“Closing”) of the transactions contemplated by this Agreement shall take place at the offices of O’Melveny & Myers LLP, Times Square Tower, 7 Times Square, New York, New York 10036 on September     , 2006 (or at such other place and date as the parties may agree). The date on which the Closing occurs shall be referred to as the “Closing Date.”

Section 3. Representations and Warranties.

3.1 As a material inducement to the Buyer to enter into and perform its obligations under this Agreement, the Seller represents and warrants to the Buyer, as of the date hereof and as of the Closing, as follows:

a. The Seller has the power and authority to enter into this Agreement, to transfer the Options and to consummate the transactions contemplated hereby.

b. The Seller is the true and lawful owner of the Options and has lawful authority to sell and transfer the same, and the Options are free and clear of all Liens whatsoever.

c. This Agreement constitutes the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

d. The Seller is a sophisticated investor and has appropriate knowledge and experience to evaluate and negotiate the transactions contemplated hereby.

e. The Seller has had the opportunity to consult with such advisors as he deems adequate and appropriate to evaluate and negotiate the transactions contemplated hereby.

f. The Seller has independently and without reliance upon the Buyer or its affiliates and based on such information as the Seller and his advisors have deemed adequate and appropriate made its own analysis and decision to enter into this Agreement. The Seller has had the opportunity to review such information with his advisors.

g. The Seller acknowledges and agrees that (i) the Buyer and its affiliates, and other related parties, may now possess and may hereafter possess certain non-public information (“Non-Public Information”) concerning the Buyer and INC and their respective affiliates and/or the Options that may or may not be independently known to the Seller; and (ii) the Seller has entered into this Agreement and agrees to consummate the transactions contemplated hereby notwithstanding that he is aware that Non-Public Information may exist and that it may not have been disclosed by the Buyer to him, and confirms and acknowledges that neither the existence of any Non-Public Information, nor the substance of it, is material to him or to his determination to enter into this Agreement and to consummate the transactions contemplated hereby.

h. The Seller acknowledges and agrees that the Buyer has not made and does not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement and the Buyer has no obligations to the Seller, whether express or implied, including fiduciary obligations, except as expressly set forth in this Agreement.

3.2 As a material inducement to the Seller to enter into and perform its obligations under this Agreement, the Buyer represents and warrants to the Seller, as of the date hereof and as of the Closing, as follows:

a. The Buyer has the limited liability company power and authority to enter into this Agreement, to purchase and to terminate or to cause the termination of (as the case may be) the Options and to consummate the transactions contemplated hereby.

b. The execution, delivery and performance of this Agreement, the repurchase and termination of the Options and the consummation of the transactions contemplated hereby (except with respect to any obligation of INC) have been approved by all necessary limited liability company action on the part of the Buyer and, with respect to any obligation of INC, all necessary corporate action on the part of INC, the Buyer’s wholly-owned subsidiary.

c. This Agreement constitutes the valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

Section 4. Taxes.

Except for the Buyer’s right to withhold taxes with respect to the consideration paid for the termination of the Options, the Seller solely shall be responsible for any taxes due as a result of the transactions contemplated by this Agreement. The Seller will defend and indemnify INC and the Buyer and each of their respective affiliates from and against (i) any tax liability that any of them may have as a result of the transactions contemplated by this Agreement arising out of the Seller’s failure to pay any taxes due with respect to any such transactions and (ii) any and all losses or liabilities, including defense costs, arising out of the Seller’s failure to pay any taxes due with respect to any such transactions.

Section 5. Remaining Units.

The Seller acknowledges and agrees that any Units and any shares of INC that he owns following the Closing will remain, in all respects, subject to the terms of all agreements he has with INC and/or the Buyer or any of their respective affiliates, including that certain amended and restated investor rights agreement dated as of May 31, 2005 by and among INC, the Buyer, the Seller and the other parties thereto.

Section 6. Release.

The Seller does from and after the Closing release forever and discharge each of the Buyer and INC and each of their respective affiliates, directors, officers, employees, agents, and advisors (“Buyer Affiliated Releasees”), of and from any and all claims, demands, causes of action, damages and liabilities of any kind or nature whatsoever that related to or arise out of any dealings, relationships or transactions by and between the Seller, on one hand, and any Buyer Affiliated Releasee, on the other hand, insofar as such relates to the Buyer, INC and/or the Options or any of the transactions contemplated by this Agreement, in law or in equity, which against any Buyer Affiliated Releasee Seller has ever had, now has or which it hereafter can, shall or may have, whether or not known, from the beginning of the world to the Closing Date.

Section 7. Advice of Counsel.

In entering this Agreement, the parties represent that they have relied upon the advice of their attorneys, who are attorneys of their own choice, and that the terms of this Agreement have been completely read and explained to them by their attorneys, and that those terms are fully understood and voluntarily accepted by them.

Section 8. Governing Law.

THE DOMESTIC LAW, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, OF THE STATE OF NEW YORK WILL GOVERN ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE PERFORMANCE OF THE OBLIGATIONS IMPOSED BY THIS AGREEMENT.

Section 9. Mutual Waiver of Jury Trial.

THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

Section 10. Miscellaneous.

10.1 All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class, certified mail, return receipt requested, postage and registry fees prepaid, or by comparable overnight delivery service to the applicable party and addressed as follows:

To the Buyer:

Hexion LLC

c/o Apollo Management V, L.P.

9 West 57th Street, 43rd Floor

New York, NY 10019

Fax: (212) 515-3263

Attention: Jordan Zaken

With a copy (which shall not constitute notice) to:

William B. Kuesel, Esq. and Taurie M. Zeitzer, Esq.

O’Melveny & Myers LLP

Times Square Tower

7 Times Square

New York, NY 10036

Fax: (212) 326-2061

To the Seller:

Jeffrey M. Nodland

66 West Bracebridge Circle

The Woodlands

Montgomery, TX 77382

Notice of any change of address shall be given as set forth above.

10.2 This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (ii) except as set forth in Section 4 and Section 6 is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, provided, however, that INC is a third party beneficiary of Seller’s representations, covenants and agreements set forth in this Agreement. This Agreement may be amended only by an instrument in writing signed by the Seller and the Buyer.

10.3 It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

10.4 This Agreement may not be assigned by the Seller without the prior written consent of the Buyer. Any attempted assignment without such consent shall be void. The Buyer may, without the prior written consent of the Seller, assign any or all of its rights and interests hereunder. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns, as applicable.

10.5 The headings of the sections of this Agreement are inserted as a matter of convenience and for reference only and in no way define, limit or describe the scope of this Agreement or the meaning of any provision of this Agreement.

10.6 All parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this Agreement and which are not inconsistent with its terms.

10.7 Each party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter.

10.8 If, and as often as, there are any changes in any Units or Options by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement (including appropriate adjustments to all per-Unit and per-Option amounts), as may be determined by the Buyer in good faith, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Options as so changed.

10.9 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

10.10 The words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

10.11 Whenever the words “included,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

10.12 Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

10.13 Whenever the context may require, any pronouns used herein shall indicate the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice-versa.

* * * * *

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed on its behalf as of the date first above written.

HEXION LLC

By:
Name:
Title:

JEFFREY M. NODLAND

By:
Jeffrey M. Nodland